Exhibit 3.1

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1) Exact name of corporation:	State Street Corporation

(2) Registered office address:	155 Federal Street, Boston, Massachusetts 02111
(number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):	3
(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted:	April 18, 2007
(month, day, year)

(5) Approved by:

(check appropriate box)

☐ the incorporations.

☐ the board of directors without shareholder approval and shareholder approval was not required.

☒ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

VOTED: That Article 3 of the Restated Articles of Organization be amended to increase the number of authorized shares of common stock, $1 par value, from 500,000,000 to 750,000,000.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	0	Common	500,000,000	$1

Preferred	3,500,000	Preferred	0

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	0	Common	750,000,000	$1

Preferred	3,500,000	Preferred	0

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:___________________________________

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and comments relative thereto.

Signed by:	/s/ Richard P. Jacobson
(signature of authorized individual)

☐ Chairman of the board of directors,
☐ President,
☒ Other officer,
☐ Court-appointed fiduciary,

on this	18th	day of	April,	2007 .

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment
(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of
$       having been paid, said articles are deemed to have been filed with me this         day of          ,
20     , at        a.m./p.m.

time

Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Examiner

Name approval	TO BE FILLED IN BY CORPORATION
Contact Information:
C
Richard Jacobson, Assistant Secretary
M
State Street Corporation

One Lincoln Street, Boston, Massachusetts 02111

	Telephone:	(617) 664-3507

	Email:	rpjacobson@statestreet.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.